EX-10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”), dated as of [ ], is entered into by and between Professional Diversity Network, Inc., a Delaware corporation (the “Company”), and [ ] (the “Purchaser”). The Company and the Purchaser are each a “Party” and together the “Parties”.

WHEREAS, the Company wishes to issue and sell, and the Purchaser wishes to purchase, shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in a transaction exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to Section 4(a)(2) thereof and/or Regulation D promulgated thereunder, upon the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein, the Parties agree as follows:

ARTICLE I. PURCHASE AND SALE

1.1    Purchase of Shares. Subject to the terms and conditions of this Agreement, at the Closing (as defined below), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, [ ] shares of Common Stock (the “Shares”) at $[ ] per Share (the “Per Share Purchase Price”), for an aggregate purchase price of $[ ] (the “Purchase Price”). The Per Share Purchase Price represents [ ]% of the $[ ] closing price of the Common Stock on [ ], as provided by the Parties.

1.2    Restricted Shares; No Additional Securities. The Shares are being issued without registration under the Securities Act and will be restricted securities. No warrants, options, convertible instruments or contractual resale registration rights are granted by this Agreement.

1.3    Closing. The purchase and sale of the Shares (the “Closing”) shall take place remotely by electronic exchange of executed documents and other closing deliveries on or around [ ], or such other date agreed in writing (the “Closing Date”), subject to satisfaction or waiver of the conditions to the Closing set forth herein.

1.4    Deliveries. At or prior to Closing: (a) each Party shall deliver an executed counterpart of this Agreement; (b) the Purchaser shall pay the Purchase Price within three (3) Business Days following execution of this Agreement by wire transfer of immediately available funds to the Company account specified in authenticated written instructions; and (c) upon confirmation of cleared funds and satisfaction of closing conditions, the Company shall deliver irrevocable issuance instructions to its transfer agent directing issuance of the Shares in book-entry form in the name of [ ], subject to applicable restrictive legends.

1.5    Failure to Close. If the Company receives funds but the Closing does not occur within five (5) Business Days after the agreed Closing Date, unless the Parties otherwise agree in writing, the Company shall return the funds received, without interest, to the verified originating account of the Purchaser, subject to applicable law. “Business Day” means a day other than Saturday, Sunday or a day on which commercial banks in New York City are authorized or required to close.

ARTICLE II. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Purchaser as of the date hereof and as of Closing that:

2.1    Organization and Standing. The Company is duly incorporated, validly existing and in good standing under Delaware law and has the requisite corporate power to own its properties and conduct its business.

2.2    Authorization; Enforceability. The Company has the requisite corporate power and authority to execute and deliver this Agreement and, subject to all required approvals, to perform its obligations. This

Agreement, when duly executed, constitutes a valid and binding obligation of the Company, subject to applicable bankruptcy, insolvency and equitable principles.

2.3    Valid Issuance. When issued and paid for in accordance with this Agreement, the Shares will be duly authorized, validly issued, fully paid and nonassessable, free from liens created by the Company other than restrictions imposed by applicable securities laws and this Agreement.

2.4    No Conflicts. Subject to the satisfaction of the conditions in Article IV, execution and performance of this Agreement will not violate the Company’s currently effective certificate of incorporation or bylaws or any applicable law, order or material contractual obligation in a manner that would materially impair consummation of the transaction.

2.5    SEC Reports. The Company’s reports and other filings made publicly available through the SEC’s EDGAR system are available for review by the Purchaser. The Purchaser acknowledges that the SEC Reports may contain forward-looking statements and risk factors and that information concerning the Company may change after the respective filing dates.

2.6    No General Solicitation. Neither the Company nor, to its knowledge, anyone acting on its behalf has engaged in general solicitation or general advertising in connection with the offer and sale of the Shares.

ARTICLE III. REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser represents and warrants to the Company as of the date hereof and as of Closing that:

3.1    Capacity and Authority. The Purchaser has full legal capacity, power and authority to execute, deliver and perform this Agreement, and this Agreement constitutes the Purchaser’s valid and binding obligation, subject to applicable bankruptcy, insolvency and equitable principles.

3.2    Investment Intent and Account. The Purchaser is acquiring the Shares for investment and not with a present view to a distribution in violation of the Securities Act. The Purchaser shall disclose to the Company before Closing any arrangement under which the Shares are acquired for the account or benefit of another person, or any nominee, beneficial ownership or funding arrangement relevant to the offering exemption or applicable law.

3.3    Investor Status and Exemption. The Purchaser understands that the Shares are not registered under the Securities Act. The Purchaser represents that the factual representations and certifications regarding the applicable private-placement exemption furnished separately to the Company are true and complete in all material respects. The Purchaser shall promptly notify the Company of any material change before Closing.

3.4    Information; Risk. The Purchaser has had access to the Company’s public SEC filings and a reasonable opportunity to request information and ask questions concerning the investment; is capable of evaluating the merits and risks of the investment; and can bear a complete loss of the investment. No provision of this Agreement waives any non-waivable right or remedy under federal securities laws.

3.5    Restricted Securities. The Purchaser understands that the Shares are restricted securities and may not be sold or otherwise transferred absent registration or an available exemption under applicable securities laws. The Company does not promise that Rule 144 will be available at any particular time.

3.6    Compliance; Funds. The Purchase Price will be derived from lawful sources. The Purchaser is not a person with whom dealings are prohibited by applicable U.S. sanctions laws and shall provide reasonable identity, beneficial ownership and source-of-funds information required by law or the Company’s bank or transfer agent.

3.7    No Reliance on Assurances. The Purchaser has not relied on any promise of future market price, resale liquidity, listing status, dividend or investment return, except for the express representations contained in this Agreement.

3.8    Accredited Investor. The Purchaser is, and at the Closing will be, an “accredited investor” as defined in Rule 501(a) of Regulation D under the Securities Act. The Purchaser has completed and delivered to the

Company an accredited investor questionnaire, and all information, representations and certifications contained therein are true, correct and complete as of the date furnished and will be true, correct and complete as of the Closing. The Purchaser shall promptly notify the Company in writing of any change in such information before the Closing and shall provide such additional information and supporting documentation as the Company may reasonably request to verify the Purchaser’s status as an accredited investor and the availability of an exemption from registration under the Securities Act. The Purchaser acknowledges that the Company and its counsel are relying upon the foregoing representations and the information contained in such questionnaire in determining the availability of an exemption from registration for the offer and sale of the Shares.

ARTICLE IV. CONDITIONS TO CLOSING

4.1    Conditions to Each Party’s Obligations. Closing is conditioned upon (a) no applicable law, injunction, judgment, or order prohibiting or restraining the consummation of the transactions contemplated hereby being in effect; (b) receipt of necessary corporate and regulatory approvals, including any required approval required under the applicable rules of The Nasdaq Stock Market LLC (“Nasdaq”); and (c) the availability of a valid exemption from Securities Act registration for the issuance of the Shares.

4.2    Conditions to Company’s Obligations. The Purchaser’s representations and warranties shall be true and correct in all material respects at Closing; the Purchaser having paid the Purchase Price in accordance with Section 1.4 and the Company having received the Purchase Price in cleared funds; the Company shall have received the Purchase Price in cleared funds; and the Company shall have received any compliance documentation reasonably necessary to effect the issuance.

4.3    Conditions to Purchaser’s Obligations. The Company’s representations and warranties shall be true and correct in all material respects as of the date on which the Purchaser pays the Purchase Price and as of the Closing date.

ARTICLE V. COVENANTS

5.1    Transfer Restrictions. The Purchaser shall not transfer the Shares except pursuant to an effective registration statement or an available exemption from registration, in each case in compliance with applicable law. The Company may instruct the transfer agent to place customary restrictive notations on the Shares. Upon presentation of reasonably satisfactory documentation establishing a lawful transfer or removal of restrictions, the Company shall reasonably cooperate with the transfer agent’s customary procedures. For the avoidance of doubt, the Company shall have no obligation to register the Shares under the Securities Act or any applicable state securities laws.

5.2    Public Disclosures. The Company shall make such filings and public disclosures concerning the transaction as required under applicable securities laws and Nasdaq rules. The Purchaser acknowledges that the Company may disclose the terms of this Agreement and the Purchaser’s identity to the extent legally required.

5.3    Further Assurances. Each Party shall execute and deliver such additional instruments as are reasonably necessary to consummate the transaction in accordance with this Agreement.

5.4    Expenses. Each Party shall bear its own legal, accounting and other expenses in connection with this Agreement, except as otherwise agreed in writing.

ARTICLE VI. TERMINATION

6.1    Termination Before Closing. This Agreement may be terminated before Closing (a) by mutual written consent; (b) by either Party if Closing has not occurred by [ ], which is three (3) Business Days after the Closing Date (the “Outside Date”), provided the terminating Party is not then in material breach causing such failure; or (c) by either Party if a final nonappealable order permanently prohibits Closing.

6.2    Effect. On termination, this Agreement shall cease to have effect except for provisions intended by their nature to survive, and neither Party shall be relieved of liability for fraud or any material breach occurring before termination. Any funds received by the Company shall be returned as provided in Section 1.5.

ARTICLE VII. MISCELLANEOUS

7.1    Governing Law; Forum. This Agreement shall be governed by New York law, without regard to conflict-of-laws principles. Each Party submits to the exclusive jurisdiction of the state and federal courts located in Manhattan, New York, for disputes arising out of this Agreement.

7.2    Notices. Notices under this Agreement shall be in writing and delivered by personal delivery, nationally recognized overnight courier or email with confirmation of transmission, to the addresses or email addresses designated by the Parties in writing.

7.3    Entire Agreement; Amendment. This Agreement constitutes the entire agreement between the Parties concerning the Shares and supersedes prior understandings on that subject. Any amendment or waiver must be in a writing signed by the Party against whom enforcement is sought.

7.4    Assignment; Third-Party Beneficiaries. Neither Party may assign this Agreement without the other Party’s prior written consent. Nothing herein confers rights on persons other than the Parties and their permitted successors and assigns.

7.5    Severability; Counterparts. If any provision is unenforceable, the remaining provisions shall remain effective to the extent permitted by law. This Agreement may be executed in counterparts and by electronic signature, each deemed an original.

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

COMPANY: PROFESSIONAL DIVERSITY NETWORK, INC.

   By: [ ]

Name: [ ]

Email: [ ]

Title: [ ]

PURCHASER: [ ]

Signature: [ ]

Address: [ ]